EXHIBIT 23

Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, reference to our report dated April 27, 2009 relative to the financial statements of RJS Development, Inc., as of December 31, 2008 and for the year then ended.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

Randall N. Drake, CPA, PA

Randall N. Drake, CPA, PA

Clearwater, Florida

April 26, 2010